As filed with the Securities and Exchange Commission on May 17, 1996
                                                       Registration No. 33-_____
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               __________________

                            STANDARD FINANCIAL, INC.

             (Exact name of Registrant as specified in its charter)

     DELAWARE                                                36-3941870
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)
                               __________________

                             800 BURR RIDGE PARKWAY
                           BURR RIDGE, ILLINOIS 60521
                    (Address of principal executive offices)
                               __________________

                   STANDARD FINANCIAL, INC. STOCK OPTION PLAN
                              FOR OUTSIDE DIRECTORS
                            (Full title of the plan)
                               __________________

                               RANDALL R. SCHWARTZ
                       VICE PRESIDENT AND GENERAL COUNSEL
                            STANDARD FINANCIAL, INC.
                             800 BURR RIDGE PARKWAY
                           BURR RIDGE, ILLINOIS 60521
                     (Name and address of agent for service)

                                 (708) 986-4900
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                             RICHARD A. SIRUS, ESQ.
                    BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                        333 WEST WACKER DRIVE, SUITE 2700
                            CHICAGO, ILLINOIS  60606
                                 (312) 984-3100


                                       CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum     Proposed Maximum
   Title of Securities             Amount to be           Offering Price        Aggregate                   Amount of
   to be Registered               Registered(1)(2)       per Share(2)         Offering Price(2)          Registration Fee(2)
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value           341,000              $15.125            $5,157,625                  $1,779.00

- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) under the Act solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices of the shares of the Registrant's Common Stock as reported on the Nasdaq Stock Market on May 10, 1996.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Standard Financial, Inc. Stock Option Plan for Outside Directors (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

           The following documents previously or concurrently filed by Standard Financial, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

           (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24082), filed with the Commission on April 1, 1996.

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in
                (a) above.

           (c) The description of the Company's Common Stock, par value $0.01 per share, contained in Item 1 of the Company's Registration Statement on Form 8-A (File No. 0-24082), originally filed with the Commission on May 9, 1994, and all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles X and XI of the Company's Certificate of Incorporation provide as follows:

                                    ARTICLE X

                                 INDEMNIFICATION

                A. Each person who was or is made a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to such proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                B. The right to indemnification conferred in Section A of this Article X shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                C. If a claim under Sections A and B of this Article X is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation
           Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct, set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

                D. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

                                   ARTICLE XI

                       ELIMINATION OF DIRECTORS' LIABILITY

                A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporation action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                Any appeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.    EXHIBITS.

           See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

           (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and
           (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on May 16, 1996.

                                    STANDARD FINANCIAL, INC.


                                    By:   /s/ David H. Mackiewich
                                         ------------------------------------
                                         David H. Mackiewich, Chairman of the
                                         Board, President and Chief Executive
                                         Officer



                                    By:   /s/ Thomas M. Ryan
                                         ----------------------------------
                                         Thomas M. Ryan, Executive Vice
                                         President, Chief Financial Officer




                                POWER OF ATTORNEY

      Know all men by these presents, that each person whose signature appears below constitutes and appoints David H. Mackiewich and Thomas M. Ryan, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or the undersigned's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below.


SIGNATURE                                    TITLE
- ---------                                    -----

/s/ David H. Mackiewich            Chairman of the Board, President and
- -------------------------          Chief Executive Officer
David H. Mackiewich


/s/ Thomas M. Ryan                 Executive Vice President, Chief Financial and
- -------------------------          Operating Officer (principal financial and
Thomas M. Ryan                      accounting officer) and Director



/s/ Stasys J. Baras                Director
- -------------------------
Stasys J. Baras

SIGNATURE                          TITLE
- ---------                          -----

/s/ John A. Brdecka                Director
- ---------------------------
John A. Brdecka



/s/ Fred V. Gwyer                  Director
- ---------------------------
Fred V. Gwyer


/s/ George W. Lane                 Director
- ---------------------------
George W. Lane


/s/ Tomas A. Kisielius             Director
- ---------------------------
Tomas A. Kisielius


/s/ Sharon Reese Dalenberg         Director
- ---------------------------
Sharon Reese Dalenberg


/s/ Albert M. Petkus               Director
- --------------------------
Albert M. Petkus

                            STANDARD FINANCIAL, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT




                                               Incorporated
Exhibit        Description                       Herein by                              Filed          Sequential
  No.                                          Reference To                            Herewith        Page No.
- ---------------------------------------------------------------------------------------------------------------------
  4.1     Certificate of                Exhibit 3.1 to the Registration
          Incorporation of Standard     Statement on Form S-1 filed with
          Financial, Inc.               the Commission by Standard Financial,
                                        Inc. on March 18, 1994, as amended
                                        (SEC File No. 33-76596)

  4.2     Bylaws of Standard            Exhibit 3.2 to the Registration
          Financial, Inc.               Statement on Form S-1 filed with
                                        the Commission by Standard
                                        Financial, Inc. on March 18,
                                        1994, as amended (SEC File No.
                                        33-76596)


  4.3     Specimen Stock                Exhibit 4.1 to the Registration
          Certificate of Standard       Statement on Form S-1 filed with
          Financial, Inc.               the Commission by Standard
                                        Financial, Inc. on March 18,
                                        1994, as amended (SEC File No.
                                        33-76596)

  5.1     Opinion of Barack,                                                             X
          Ferrazzano, Kirschbaum
          & Perlman


  23.1    Consent of Ernst & Young LLP                                                   X


  23.2    Consent of Barack,                                                         Included in
          Ferrazzano, Kirschbaum                                                     Exhibit 5.1
          & Perlman


  24.1    Power of Attorney                                                          Included on
                                                                                     Signature Page
                                                                                     to this
                                                                                     Registration
                                                                                     Statement


  99.1    Standard Financial, Inc.                                                        X
          Stock Option Plan for
          Outside Directors


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